As filed with the Securities and Exchange Commission on April 28, 2006

Registration No. 333-130968

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST- EFFECTIVE AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AMERICAN NATIONAL BANKSHARES INC.

(Exact name of registrant as specified in its charter)

Virginia	6021	54-1284688
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

628 Main Street

Danville, Virginia 24541

(434) 792-5111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles H. Majors

President and Chief Executive Officer

American National Bankshares Inc.

628 Main Street

Danville, Virginia 24541

(434) 792-5111

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all correspondence to:

George P. Whitley, Esq.

LeClair Ryan, A Professional Corporation

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

(804) 783-2003

Approximate date of commencement of proposed sale of the securities to the public: The merger of Community First Financial Corporation with and into American National Bankshares Inc. was consummated on April 1, 2006. American National Bankshares Inc. is hereby amending this registration statement to deregister 56,156 shares of common stock, par value $1.00 per share, which were potentially issuable to the shareholders of Community First Financial Corporation in connection with the merger of Community First Financial Corporation with and into American National Bankshares Inc.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

DEREGISTRATION OF SECURITIES

American National Bankshares Inc. (“American”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-4 (File No. 333-130968), which Registration Statement was declared effective by the Securities and Exchange Commission on February 16, 2006, in order to deregister 56,156 shares of its common stock, par value $1.00 per share, which were previously registered under the Securities Act of 1933 for issuance to former shareholders of Community First Financial Corporation (“Community First”) in connection with American’s acquisition of Community First on April 1, 2006. American issued an aggregate of 746,944 shares of its common stock to the former shareholders of Community First in the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Danville, Commonwealth of Virginia on April 28, 2006.

AMERICAN NATIONAL BANKSHARES INC.

By:	/s/ Charles H. Majors
Charles H. Majors President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Charles H. Majors Charles H. Majors	President and Chief Executive Officer	April 28, 2006

/s/ Willie G. Barker, Jr. Willie G. Barker, Jr	Director	April 28, 2006

/s/ Richard G. Barkhouser Richard G. Barkhouser	Director	April 28, 2006

/s/ Fred A. Blair Fred A. Blair	Director	April 28, 2006

/s/ Ben J. Davenport, Jr. Ben J. Davenport, Jr.	Director	April 28, 2006

/s/ H. Dan Davis H. Dan Davis	Director	April 28, 2006

/s/ Michael P. Haley Michael P. Haley	Director	April 28, 2006

/s/ Lester A. Hudson, Jr. Lester A. Hudson, Jr.	Director	April 28, 2006

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Signature	Capacity	Date

/s/ E. Budge Kent, Jr. E. Budge Kent, Jr.	Director	April 28, 2006

/s/ Fred B. Leggett, Jr. Fred B. Leggett, Jr.	Director	April 28, 2006

/s/ Franklin W. Maddux Franklin W. Maddux	Director	April 28, 2006

/s/ Claude B. Owen, Jr. Claude B. Owen, Jr.	Director	April 28, 2006

/s/ Neal A. Petrovich Neal A. Petrovich	Senior Vice President and Chief Financial Officer	April 28, 2006

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